Exhibit 99.2

Portman Limited
Consolidated Financial Statements
As of and for the Year Ended
31 December 2004
(Australian Currency)

PORTMAN LIMITED
STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED 31 DECEMBER 2004
(Australian Currency)

			2004
	Notes		$’000

Sales Revenue	2	(a)	195,435

Cost of Sales			(111,827)

Gross Profit			83,608

Other Revenues	2	(a)	3,488

Shipping and Selling Expenses			(25,686)

Marketing Expenses			(993)

Administrative Expenses			(8,609)

Borrowing Costs	2	(b)	(89)

Other Expenses	2	(b)	(5,763)

Profit from ordinary activities before income tax			45,956

Income tax expense relating to ordinary activities	3		(13,203)

Net Profit	24		32,753

Basic earnings per share – cents	25		18.87

Diluted earnings per share – cents	25		18.77

The accompanying notes form part of this Statement of Financial Performance.

PORTMAN LIMITED
STATEMENT OF FINANCIAL POSITION
AT 31 DECEMBER 2004
(Australian Currency)

		2004
	Notes	$’000

CURRENT ASSETS
Cash Assets	5	17,753
Receivables	6	18,918
Inventories	7	27,895
Other Assets	8	25,175

TOTAL CURRENT ASSETS		89,741

NON CURRENT ASSETS
Receivables	9	1,596
Inventories	10	18,724
Property, Plant and Equipment	12	119,344
Deferred Tax Assets	13	2,083
Other Assets	14	10,580

TOTAL NON CURRENT ASSETS		152,327

TOTAL ASSETS		242,068

CURRENT LIABILITIES
Payables	15	21,881
Interest Bearing Liabilities	16	62
Tax Liabilities	17	3,538
Provisions	18	608
Other Liabilities	19	25,174

TOTAL CURRENT LIABILITIES		51,263

NON CURRENT LIABILITIES
Deferred Tax Liabilities	20	11,566
Provisions	21	2,520
Other Liabilities	22	7,692

TOTAL NON CURRENT LIABILITIES		21,778

TOTAL LIABILITIES		73,041

NET ASSETS		169,027

EQUITY
Contributed Equity	23	105,681
Retained Profits	24	63,346

TOTAL EQUITY		169,027

The accompanying notes form part of this Statement of Financial Position.

PORTMAN LIMITED
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2004
(Australian Currency)

			2004
	Notes		$’000

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers			186,674
Payments to suppliers and employees			(169,148)
Income tax paid			(6,984)
GST recovered			14,104
Interest received			1,894
Interest and other costs of finance paid			(89)

Net Cash Flows From Operating Activities	35	(a)	26,451

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of plant and equipment			15
Payments for property, plant and equipment			(6,589)
Payments for mining ventures and tenements			(31,523)
Proceeds from sale of listed investments			1,154

Net Cash Flows Used In Investing Activities			(36,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from share issues			5,356
Payment for share buy-back			(5,703)
Repayment of lease liabilities			(716)
Dividends paid			(14,904)

Net Cash Flows Used In Financing Activities			(15,967)

NET (DECREASE)/INCREASE IN CASH HELD			(26,459)
Cash at the beginning of the year			44,212

CASH AT THE END OF THE YEAR	5		17,753

For the purpose of the cash flow statements, cash includes cash on hand, cash at bank and investments in short term money market instruments with original maturities of 90 days or less.

The accompanying notes form part of this Statement of Cash Flows.

This Statement of Cash Flow complies with IAS 7 “Cash Flow Statements”.

NOTES TO AND FORMING PART
OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2004
(All amounts are reflected in Australian currency unless otherwise noted)

NOTE 1:

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements of Portman Limited (the “Company”) have been prepared in accordance with applicable Australian Accounting Standards with the exclusion of the presentation of the stand alone Parent company financial statements. Other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) have also been complied with. These consolidated financial statements have been prepared to fulfill Cleveland-Cliffs Inc (“Cliffs”), majority shareholder as of March 31, 2005 (as fully described in Note 37), reporting requirements in the United States of America.

The financial report has been prepared in accordance with the historical cost convention.

(a)	Change in Accounting Estimate — Depreciation

The accounting policies adopted are consistent with those of the previous year. However from 1 January 2004 the method of depreciation of certain production, rail and port assets was changed from a straight line basis over 10 years to a production output basis. The new method is considered to be a change in estimate and is more appropriate as it reflects the pattern in which the assets future economic benefits are consumed by the Company. The effect of this change from 1 January 2004 was to increase net profit after tax by $469,000.

(b)	Principles of Consolidation

The consolidated financial statements include all entities in which Portman Limited has effective control. A listing of these controlled entities is included in Note 11.

Where control of an entity has been acquired during the year, its results are included in the consolidated Statement of Financial Performance from the date on which control commences. Where control of an entity ceases during the year its results are included for that part of the year during which control existed.

The effects of all transactions between entities in the consolidated financial statements are eliminated in full.

(c)	Mining Ventures and Tenements

Costs carried forward

Costs incurred during exploration, evaluation, development and construction activities related to an area of interest are accumulated. Costs are carried forward provided such costs are expected to be recouped through successful development, or by sale, or where exploration and evaluation activities have not at balance date reached a stage to allow a reasonable assessment regarding the existence of economically recoverable reserves.

Costs carried forward in respect of an area of interest that is abandoned are written off in the year in which the decision to abandon is made.

Rehabilitation costs

Costs of rehabilitation work are provided for and treated as production costs.

Costs are recognised over the life of the mine based on production. The provision is to be applied against all rehabilitation costs including reclamation, infrastructure removal and waste treatment.

These estimates of the restoration obligations are based on anticipated technology and legal requirements and future costs, which have been discounted to their present value. The provision for rehabilitation is reassessed half yearly and annually.

Amortisation

Costs on productive areas are amortised over the life of the area of interest to which such costs relate on a production output basis.

(d)	Depreciation of Property, Plant and Equipment

Depreciation is calculated on the straight line basis or the production output basis so as to write off the costs of the assets over their estimated useful lives. The Company reviews the estimate of useful lives on an annual basis and after major revisions in the underlying reserves of its mine properties.

Major depreciation periods are as follows:

Asset Class	Basis	2004
Plant and equipment	Straight Line	5 – 13 years
Plant and equipment	Production Output	14 years (approx.)
Motor vehicles, furniture & equipment	Straight Line	3 - 5 years

(e)	Taxes

Income Tax

Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST except:

•	where the GST incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the GST is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

•	receivables and payables are stated with the amount of GST included.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position.

Cash flows are included in the Statement of Cash Flows on a gross basis and the GST component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the taxation authority.

(f)	Interests in Joint Venture Operations

The Company’s share of the assets, liabilities, revenue and expenses of Joint Venture Operations are proportionately consolidated in the appropriate items of the Company’s Statement of Financial Position and Performance. Details of the Company’s interests are shown in Note 26.

(g)	Inventories

Inventories are physically measured and are valued at the lower of cost and net realisable value. In determining cost, a weighted average basis is used which includes direct mining and associated costs, labour and transportation costs and an appropriate portion of fixed and variable overhead expenditure.

(h)	Foreign Currency Transactions and Balances

Foreign currency transactions during the year are converted to Australian currency at the rates of exchange applicable at the dates of each transaction. Amounts receivable and payable in foreign currencies at year end are converted at the rates of exchange ruling at year end.

Specific Hedges

Hedging is undertaken in order to avoid or minimise possible adverse financial effects of movements in exchange rates. Where sales are specifically hedged, exchange gains or losses on the hedging transaction arising up to the date of sale and costs, premiums and discounts relative to the hedging transaction are deferred and included in measurement of the sale. Unrealised exchange gains and losses at each balance date are deferred and recognised in the Statement of Financial Position.

General Hedges

Where hedging is put in place that does not cover specific future transactions the unrealised exchange gains or losses on the hedging transaction that exist at year end are included in the Statement of Financial Performance.

(i)	Employee Entitlements

Where material, provision is made in the financial statements for benefits accruing to employees in relation to the following matters:

i)	Wages and Salaries and Annual Leave

Liabilities for wages and salaries, annual leave, sick leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured at their nominal amounts based on remuneration rates which are expected to be paid when the liability is settled.

ii)	Long Service Leave

Long service leave is accrued in respect of all employees with more than 5 years service. The result produced by this method of calculation is not materially different from a calculation based on the present value of expected future payments to be made in respect of services provided by all employees up to the year end. The discount rate used is based on the market determined, risk adjusted discount rates.

iii)	Superannuation

Contributions are made by the Company for superannuation and are charged as expenses when incurred. The Economic Entity has no legal obligation to meet any shortfall in the fund’s obligations to provide benefits to employees on retirement.

(j)	Leases

Finance leases, which effectively transfer to the Company substantially all the risks and benefits incidental to ownership of the leased items, are capitalised at the present value of the minimum lease payments, disclosed as plant and equipment under lease, and amortised over the period the Company is expected to benefit from the use of the plant and equipment under lease.

Operating lease payments, where the lessors effectively retain substantially all of the risks and benefits of ownership of the leased items, are included in the determination of the profit from ordinary activities in equal instalments over the lease term.

(k)	Investments

Listed shares held for trading are carried at net market value. Changes in net market value are recognised as revenue or expense in the Statement of Financial Performance for the period.

Where listed shares have been revalued, any capital gains tax which may become payable has not been taken into account in determining the revalued carrying amount. Where it is expected that a liability for capital gains tax exists, this amount is recognised in the Statement of Financial Performance for the reporting period.

All other non-current investments are carried at the lower of cost and recoverable amount.

Dividend income is recognised in the Statement of Financial Performance when received.

The principles of consolidation of controlled entities are set out in Note 1(b).

(l)	Acquisition of Assets

The cost method of accounting is used for all acquisitions of assets regardless of whether shares or other assets are acquired. Cost is determined as the fair value of the assets given up at the date of acquisition plus costs incidental to the acquisition.

(m)	Acquisition Costs

The acquisition costs of assets are capitalised and amortised over the periods of their expected benefits.

(n)	Earnings per Share

Basic earnings per share (EPS) is calculated as net profit attributable to members divided by the weighted average number of ordinary shares.

Diluted EPS is calculated as net profit attributable to members, adjusted for:

•	costs of servicing equity (other than dividends) and preference share dividends;

•	the after tax effect of dividends and interest associated with dilutive potential ordinary shares that have been recognised as expenses; and

•	other non-discretionary changes in revenues or expenses during the period that would result from the dilution of potential ordinary shares;

divided by the weighted average number of ordinary shares and dilutive potential ordinary shares, adjusted for any bonus element.

(o)	Non Current Assets

Non current assets are stated at amounts not exceeding their recoverable amount.

Recoverable Amount of Non Current Assets

The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

Where the carrying amount of a non current asset is greater than its recoverable amount the asset is written-down to its recoverable amount. Where net cash inflows are derived from a group of assets working together, the recoverable amount is determined on the basis of the relevant group of assets.

The expected net cash flows included in determining recoverable amounts of non current assets are discounted to their present values using market determined, risk adjusted discount rates.

Potential capital gains tax is not taken into account in determining revaluation amounts unless there is an intention to sell the assets concerned.

(p)	Financial Instruments included in Equity

Ordinary share capital is recorded at consideration received. The costs of issuing shares are charged against share capital. Ordinary share capital bears no special terms or conditions affecting income or capital entitlements of the shareholders.

(q)	Financial Instruments included in Liabilities

Loans and bills payable are recognised when issued at the amount of the net proceeds received, with any premium or discount on issue amortised over the period to maturity. Interest is recognised as an expense over the period the loans and bills are outstanding.

(r)	Financial Instruments included in Assets

Trade debtors are initially recorded at the amount of contracted sales proceeds. Sales to foreign customers are either unsecured or under letter of credit arrangements, depending on the quality of customer credit.

Insurance claims receivable are brought to account when liability for a claim is acknowledged by the under-writer, at which time amounts receivable from the customer are written off.

Provision for doubtful debts is recognised to the extent that recovery of the outstanding receivable balance is considered less than likely. Any provision established is based on a review of all outstanding amounts at balance date. A specific provision is maintained for identified doubtful debts, and a general provision is maintained in respect of receivables which are doubtful of recovery but which have not been specifically identified.

Foreign currency options and forward exchange contracts are entered into as specific hedges of current receivables and future transactions and are recognised as either an asset or liability in the Statement of Financial Position. The premium or discount and gain or loss is deferred and included in the initial measurement of the anticipated item being hedged. Where it becomes probable that some or all of the hedged transactions will not occur as designated the deferred gains and losses relating to those transactions that are no longer expected to occur as designated are recognised immediately in the Statement of Financial Performance.

Bank deposits, bills of exchange, promissory notes, loans, marketable securities and marketable equity securities are carried at the lower of cost or recoverable amount. Interest revenue is recognised over the period the financial assets are outstanding.

Dividend revenue is recognised when the dividends are received.

Purchases and sales of investments are recognised on the trade date.

(s)	Employee Share Option Ownership Schemes

Certain employees are entitled to participate in share option ownership schemes. Details of these schemes are included in Note 29. There are no amounts required to be included in the financial accounts in relation to these schemes.

(t)	Payables

Liabilities for trade creditors and other amounts are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the Company.

Payables to related parties are carried at the principal amount. Interest, when charged by the lender, is recognised as an expense on an accrual basis.

Deferred cash settlements are recognised at the present value of the outstanding consideration payable on the acquisition of an asset discounted at prevailing commercial borrowing rates.

(u)	Revenue Recognition

Sales revenue and revenue from the sale of assets is recognised when the property in the product or asset has passed to the buyer. Foreign currency revenues are converted to Australian dollars in accordance with the Foreign Currency Transaction and Balances policy described above.

Interest revenue is recognised upon gaining control of the right to receive payment.

(v)	Provisions

Provisions are recognised when the Company has a legal, equitable or constructive obligation to make a future sacrifice of economic benefits to other entities as a result of past transactions or other past events, it is probable that a future sacrifice of economic benefits will be required and a reliable estimate can be made of the amount of the obligation.

A provision for dividends is not recognised as a liability unless the dividends are declared, determined or publicly recommended on or before the reporting date.

(w)	Deferred Waste

The costs of waste mined from pits in advance of ore are deferred and recognised in the Statement of Financial Position on a unit of ore production basis using medium term schedule projections of recoverable ore reserves and waste stripping for each pit, and having regard to long term projections.

2004
$’000

NOTE 2:
PROFIT AND LOSS ITEMS

(a) Profit from ordinary items after crediting the following revenues:
Sales Revenue
Product Sales	195,435

Other Revenue
Interest received from other corporations	1,704
Management fees	136
Proceeds on sale of investments	1,154
Proceeds from sale of plant and equipment	15
Agency Fee	456
Other income	23

Total Other Revenue	3,488

Total Revenue from Ordinary Activities	198,923

(b) Profit from ordinary items after charging the following expenses:

Borrowing Costs
Interest paid/payable to other corporations	60
Finance lease charges	29

Interest expense	89

Other Expenses
Other Expenses include the following specific items:
Provision for write down of rail receivable	(301)
Provision for write down of inventory to net realisable value	4,794
Carrying value of investments sold	1,247
Written down value of plant and equipment sold	17

Total specific items	5,757
Other Expenses	6

Total Other Expenses	5,763

(c) Other Disclosures
Amortisation and depreciation
Mining ventures and tenements	6,746
Plant and equipment	2,616
Plant and equipment under finance lease	106
Other expense items
Operating lease charges	368
Government royalties	11,338
Provision for rehabilitation	881
Gain/(loss) on sale of property, plant & equipment	(2)
Gain/(loss) on sale of investments	(93)

2004
$’000

NOTE 3:
INCOME TAX

The difference between income tax expense provided in the financial statements and the prima facie income tax expense is reconciled as follows:

Profit from ordinary activities before income tax expense	45,956
Prima facie tax thereon at 30%	13,787
Tax effect of permanent and other differences:
Amortisation not deductible	260
Research and development uplift deductions	(755)
Other permanent differences	(88)
Benefit from tax losses not previously brought to account	(1)

Total income tax expense attributable to profit from ordinary activities	13,203

The economic entity has estimated capital tax losses, the benefit of which at 30%, have not been brought to account as follows:

Capital losses	14,571

The benefit for the capital tax losses will only be obtained if:

(i)	the Company derives future assessable income of a nature and amount sufficient to enable the benefit from the deductions to be realised;

(ii)	the Company continues to comply with conditions for deductibility imposed by tax legislation; and

(iii)	no changes in tax legislation adversely affect the Company in realising the benefit from the deductions for the losses.

Tax Consolidation

Effective 1 January 2004, for the purposes of income taxation, Portman Ltd and its 100% owned subsidiaries formed a tax consolidated group. Members of the group have entered into a tax sharing arrangement in order to allocate income tax expense to the wholly-owned subsidiaries on a notional income tax basis. Amounts owed by the subsidiaries to the head entity are non-interest bearing and are repayable on demand by the head entity. The head entity of the tax consolidated group is Portman Ltd.

There were no material changes to the deferred tax balances as a result of the revised tax legislation.

Portman Ltd has not formally notified the Australian Tax Office of its adoption of the tax consolidation regime, but will do so when it lodges its income tax return for the year ended 31 December 2004.

2004
$’000

NOTE 4
DIVIDENDS PAID OR PROVIDED FOR ON
ORDINARY SHARES

(a) Dividends paid during the year
(i) Current year interim
Franked dividends (4.5c per share)	7,876

(ii)Previous year final
Franked dividends (4c per share)	7,028

(b) Dividends Proposed
A decision on the future dividend policy, including a final dividend for 2004, will be considered at the August 2005 Portman Board meeting.

(c) Franking credit balance
The amount of franking credits available for the subsequent financial year are:
- franking account balance as at the end of the financial year at 30%	1,440
- franking credits that will arise from the payment of income tax payable as at the end of the financial year	2,370

3,810

The Company’s franking year extends for twelve months after its financial year.

NOTE 5:
CASH ASSETS (CURRENT)

Cash at bank or on hand	3,855
Investments in short term money market instruments	13,898

17,753

Investments in short term money market instruments are bearing fixed interest rates of 5.65%.

2004
Notes	$’000

NOTE 6
RECEIVABLES (CURRENT)

Trade debtors	(a	)	11,415
Other receivables	(b	)	7,503

			18,918

Terms and conditions

(a)	Trade debtors are generally non-interest bearing with the majority settled within 30 days from the date of shipment.

(b)	Other receivables are non-interest bearing and have repayment terms between 30 and 90 days.

NOTE 7:
INVENTORIES (CURRENT)

Work in progress (run of mine stocks) – at cost	19,352
Work in progress (run of mine stocks) – at net realisable value	632
Finished goods (stockpiles awaiting shipment) – at cost	7,911

27,895

NOTE 8:
OTHER ASSETS (CURRENT)

Prepayments	573
Hedge contract receivable	24,059
Deferred waste removal	543

25,175

NOTE 9:
RECEIVABLES (NON CURRENT)

Other debtors	(a	)	1,596

1,596

Terms and Conditions

(a)	Other debtors are non-interest bearing and are due for repayment over 5 years. Other debtors have been recorded at the present value of the expected future cash flows discounted at market determined risk adjusted discount rates.

NOTE 10:
INVENTORIES (NON CURRENT)

Work in progress (run of mine stocks) — at net realisable value	18,724

NOTE 11:
OTHER FINANCIAL ASSETS (NON CURRENT)

(a) Controlled Entities of Portman Limited

		Percentage
		Held
	Country of	2004
	Incorporation	%
Cockatoo Island Holdings Pty Ltd	Australia	100
Pelsoil Limited	Australia	100
Portman Investments Pty Ltd	Australia	100
Portman Finance Pty Ltd	Australia	100
Portman Mining Limited	Australia	100
Portman Management Pty Ltd	Australia	100
Portman Iron Ore Limited	Australia	100
Portman Coal Investments Pty Ltd	Australia	100
Koolyanobbing Iron Pty Ltd	Australia	100
Esperance Iron Limited	Australia	100

2004
$’000

NOTE 12:
PROPERTY, PLANT AND EQUIPMENT (NON CURRENT)

(a) Mining Ventures and Tenements at cost
Opening balance	54,434
Expenditure incurred during the year	31,530
Amortisation during the year	(6,746)

Closing balance	79,218

Represented by:
Exploration and evaluation expenditure at cost	1,045

Development properties at cost	1,267

Mine properties at cost	95,345

Less accumulated amortisation	(18,439)

76,906

Total at cost:
Exploration and Evaluation Expenditure	1,045
Development properties	1,267
Mine properties	95,345

97,657

Less accumulated amortisation	(18,439)

Total Mining Ventures and Tenements	79,218

(b) Plant and Equipment
Plant and equipment at cost
Opening balance	36,276
Expenditure incurred during the year	6,588
Disposals	(16)
Depreciation/amortisation during the year	(2,722)

Closing balance	40,126

Plant and equipment at cost	51,863
Less accumulated depreciation	(13,902)

37,961

Plant and equipment under finance lease	3,294
Less accumulated amortisation	(1,129)

2,165

Total Plant and Equipment	40,126

Total Property, Plant and Equipment	119,344

2004
$’000

NOTE 13:
DEFERRED TAX ASSETS (NON CURRENT)

Future income tax benefit:
Attributable to timing differences	2,083

NOTE 14:
OTHER ASSETS (NON CURRENT)

Hedge contract receivable	7,523
Deferred foreign exchange loss	169
Prepaid option expense	169
Deferred waste removal	2,719

10,580

NOTE 15:
PAYABLES (CURRENT)

Trade creditors and accruals	21,881

Terms and Conditions

(a)	Trade creditors and accruals are non-interest bearing and are normally settled on 30 day terms.

NOTE 16:
INTEREST BEARING LIABILITIES (CURRENT)

Finance lease liabilities (refer Note 30)	62

NOTE 17:
TAX LIABILITIES (CURRENT)

Income tax payable	3,538

NOTE 18:
PROVISIONS (CURRENT)

Employee entitlements (refer Note 29)	608

NOTE 19:
OTHER LIABILITIES (CURRENT)

Deferred foreign exchange gain on hedge contracts	24,059
Deferred foreign exchange gain on pre delivery into designated hedge contracts	1,115

25,174

NOTE 20:
DEFERRED TAX LIABILITIES (NON CURRENT)

Provision for deferred income tax
Attributable to timing differences	11,566

2004
$’000

NOTE 21:
PROVISIONS (NON CURRENT)

Rehabilitation provision	2,344
Employee entitlements (refer Note 29)	176

2,520

NOTE 22:
OTHER LIABILITIES (NON CURRENT)

Deferred foreign exchange gain on hedge contracts	7,523
Hedge contract payable	169

7,692

NOTE 23:
CONTRIBUTED EQUITY

				2004

			Number of
			Shares		$’000
(a) Contributed Equity
Balance at beginning of the year			174,425,712		106,028
Options exercised			4,962,498		5,356
Share buy-back	(i	)	(3,775,137)		(5,703)

Balance at end of the year			175,613,073		105,681

(i)	Portman Limited undertook an on-market share buy-back as part of a capital management initiative designed to optimise the Company’s capital structure and enhance returns to equity holders. As a result 3,775,137 fully paid ordinary shares were bought back by Portman Limited at a weighted average price of $1.51. The total cost of the buy-back was $5,702,929, which was all debited to the contributed equity account.

(b)	Share Options

Employee Share Option Plan, Non Employee Share Option Plan and Directors’ Options
Details of options issued, cancelled and exercised during the year and options outstanding at 31 December 2004 are included in Note 29.

(c)	Terms and Conditions of Contributed Equity

Ordinary shares
Ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from the sale of all surplus assets in proportion to the number of and amounts paid up on shares held.

Ordinary shares entitle their holder to one vote, either in person or by proxy, at a meeting of the Company.

2004
$’000

NOTE 24:
RETAINED PROFITS

Balance at the beginning of year	45,497
Net profit attributable to members of Portman Limited	32,753

Total available for appropriation	78,250
Dividends provided for or paid	(14,904)

Balance at end of year	63,346

NOTE 25:
EARNINGS PER SHARE

2004
$’000

Basic earnings per share – cents	18.87
Diluted earnings per share – cents	18.77

The following reflects the income and share data used in the calculations of basic and diluted earnings per share:

(a) Income data
Net profit / (loss)	32,753
Adjustments	—

Earnings used in calculating basic and diluted earnings per share	32,753

2004
Number
of shares
(b) Share data
Weighted average number of ordinary shares used in calculating basic earnings per share:	173,612,937

Effect of dilutive securities:
Share options	894,323

Adjusted weighted average number of ordinary shares used in calculating diluted earnings per share:	174,507,260

(c)	Conversions, calls, subscription or issues after 31 December 2004

Since the end of the financial year, 77,000 ordinary shares have been issued pursuant to the ESOP.

(d)	Options

Details of options are set out in Note 29.

NOTE 26:
INTERESTS IN JOINT VENTURE OPERATIONS

(a) The Company has an interest in joint venture operations as follows:

		Interest held in
		share of output
		2004
Joint Venture Operations	Principal activities	%
Cockatoo Island Joint Venture Operation	Iron ore mining	50%

(b)	Cockatoo Island Joint Venture operation net assets

The Company’s share of the assets and liabilities of the joint venture operation which have been included in the financial statements is:

2004
$’000
CURRENT ASSETS
Receivables	136
Inventories	1,419

1,555

NON CURRENT ASSETS
Property, plant and equipment	10,671

TOTAL ASSETS	12,226

CURRENT LIABILITIES
Payables	144

NON CURRENT LIABILITIES
Provisions	528
Deferred foreign exchange gain	119

647

TOTAL LIABILITIES	791

NET ASSETS EMPLOYED	11,435

For details of capital expenditure commitments and contingent liabilities relating to the joint venture operation refer to Notes 30 and 32 respectively.

2004
$’000

NOTE 27:
REMUNERATION OF AUDITORS

Amounts paid or due and payable to the auditors for:

Auditing the accounts and consolidated accounts of Portman Limited and the accounts for each of its controlled entities

Our auditors	79

79

Other services provided by our auditors:
Taxation Advisory
- Compliance	75
- Research and Development	90
- Other	18
Accounting Advisory
- International Financial Reporting Standards	15
Corporate Finance Advisory
- Audit of Corporate Financial Model	33

231

310

Amounts paid or due and payable to accounting firms other than our auditors:
Accounting Advisory
- International Financial Reporting Standards	11
Other Services
- Risk Management Review	39

50

360

The auditors received no other benefits.

The Company is satisfied that the other services provided by our auditors have not impaired their independence with regard to the audit services provided.

NOTE 28:
REMUNERATION OF DIRECTORS AND EXECUTIVES

(a)	Details of Specified Directors and Specified Executives

(i)	Specified directors

GF Jones	Chairman (non-executive)
BJ Eldridge	Managing Director
R Knight	Director (non-executive)
MD Perrott	Director (non-executive)
FE Harris	Director (non-executive)
MH Macpherson	Director (non-executive)

(ii)	Specified executives

GT Clifford	Company Secretary/General Manager Administration
RR Mehan	Chief Operating Officer
AJ Schoer	Chief Financial Officer
P Nolan	Manager Operations – Koolyanobbing
S Fujikawa	General Manager — Marketing
J Shellabear *	General Manager Business Development
P Bilbe *	Manager Development

*	ceased employment during the year

(b)	Remuneration of Specified Directors and Specified Executives

(i)	Remuneration Policy

Remuneration of directors and senior executives of the Company is established by the Nomination and Remuneration Committee. The Nomination and Remuneration Committee’s role is to review and make recommendations to the Board on remuneration packages and policies. This role also includes responsibility for share option schemes, incentive performance packages, superannuation entitlements, retirement and termination entitlements, fringe benefits policies and professional indemnity and liability insurance policies. Remuneration levels are competitively set to attract the most qualified and experienced directors and senior executives. The Nomination and Remuneration Committee meets as required.

The key performance indices upon which the cash bonuses are paid are determined annually by the Nomination and Remuneration Committee. The primary key performance indices used for the 2004 cash bonuses were the achievement of annual corporate safety and financial targets. The most significant financial targets were net profit after tax and operating cash flow.

In the event of a redundancy, the employment contracts of the Managing Director and certain Specified Executives contain payout clauses ranging from six to twelve months of their respective base salary.

NOTE 28:
REMUNERATION OF DIRECTORS AND EXECUTIVES (CONTINUED)

(ii) Remuneration of Specified Directors and Specified Executives

	Primary		Post Employment
	Salary &			Retirement	Equity
	Fees	Cash Bonus	Super-annuation	benefits	Options	Other	Total
	$	$	$	$	$	$	$

Specified Directors
GF Jones 2004	113,282	—	10,048	—	106,000	—	229,330

BJ Eldridge 2004	508,707	237,899	11,293	—	119,150	—	877,049

R Knight 2004	70,331	—	6,330	—	—	—	76,661

MD Perrott 2004	70,331	—	6,330	—	—	—	76,661

FE Harris 2004	74,329	—	6,690	—	—	—	81,019

MH Macpherson 2004	95,737	—	8,617	—	—	—	104,354

Total Remuneration: Specified Directors
2004	932,717	237,899	49,308	—	225,150	—	1,445,074

Specified Executives
RR Mehan 2004	284,959	68,250	11,293	—	18,603	—	383,105

GT Clifford 2004	211,656	38,603	11,293	—	28,270	—	289,822

AJ Schoer 2004	290,746	62,920	11,293	—	22,342	—	387,301

J Shellabear (i) 2004	133,711	—	5,492	—	19,842	130,000	289,045

P Bilbe (i) 2004	68,526	—	2,750	—	—	11,764	83,040

P Nolan (ii) 2004	183,707	32,184	11,293	—	20,150	62,700	310,034

S Fujikawa 2004	203,500	46,794	—	—	39,570	—	289,864

Total Remuneration: Specified Executives
2004	1,376,805	248,751	53,414	—	148,777	204,464	2,032,211

NOTE 28:
REMUNERATION OF DIRECTORS AND EXECUTIVES (CONTINUED)

(i)	Remuneration for J Shellabear and P Bilbe includes redundancy payments included in “other”.

(ii)	P Nolan receives various remote living allowances which is included in “other”.

(c) Remuneration options: Granted and vested during the year

				Terms & Conditions for Each Grant
				Value per	Exercise
				option at	Price per	First	Last
	Vested	Granted	Grant	grant date	share	Exercise	Exercise
	Number	Number	Date	$	$	Date	Date

Specified Directors
GF Jones	333,333	—	—	—	—	—	—
BJ Eldridge	500,000	—	—	—	—	—	—

Specified Executives
RR Mehan	66,667	—	—	—	—	—	—
GT Clifford	100,000	—	—	—	—	—	—
AJ Schoer	83,333	—	—	—	—	—	—
P Nolan	50,000	—	—	—	—	—	—
S Fujikawa	100,000
J Shellabear	83,333	—	—	—	—	—	—

Total	1,316,666	—

No options were granted as equity compensation benefits to specified directors or specified executives during the financial year.

(d) Shares issued on exercise of remuneration options

	Shares
	issued	Paid	Unpaid
	Number	$ per share	$ per share

Specified Directors
GF Jones	750,000	0.984	—
GF Jones	1,000,000	1.227	—
BJ Eldridge	500,000	1.031	—
MD Perrott	500,000	0.984	—

Specified Executives
RR Mehan	67,000	1.153	—
RR Mehan	33,000	1.160	—
GT Clifford	120,000	1.153	—
AJ Schoer	63,000	1.160	—
P Nolan	33,000	2.427	—
P Nolan	67,000	1.153	—
S Fujikawa	100,000	1.153	—
S Fujikawa	50,000	0.700	—
S Fujikawa	33,000	1.160	—

Total	3,316,000

NOTE 28:
REMUNERATION OF DIRECTORS AND EXECUTIVES (CONTINUED)

(e) Option holdings of Specified Directors and Specified Executives

						Vested at 31 December 2004
	Balance at
	beginning of			Net	Balance at end		Not
	period	Granted as	Options	Change	of period		exercis-
	1 Jan 04	Remuneration	Exercised	Other	31 Dec 04	Total	able	Exercisable
	No.	No.	No.	No.	No.	No.	No.	No.

Specified Directors
GF Jones	1,750,000	—	1,750,000	—	—	—	—	—
BJ Eldridge	1,500,000	—	500,000	—	1,000,000	—	—	—
MD Perrott	500,000	—	500,000	—	—	—	—	—

Specified Executives
RR Mehan	167,000	—	100,000	—	67,000	333	—	333
AJ Schoer	250,000	—	63,000	—	187,000	20,333	—	20,333
GT Clifford	270,000	—	120,000	—	150,000	83,333	—	83,333
P Nolan	117,000	—	100,000	—	17,000	333	—	333
S Fujikawa	250,000	—	183,000	—	67,000	333	—	333

Total	4,804,000	—	3,316,000	—	1,488,000	104,665	—	104,665

(f) Shareholdings of Specified Directors and Specified Executives

	Balance	Granted as	On Exercise of		Balance
	1 Jan 04	Remuneration	Options	Shares Sold	31 Dec 04
	No.	No.	No.	No.	No.

Specified Directors
GF Jones	3,000,000	—	1,750,000	—	4,750,000
BJ Eldridge	157,000	—	500,000	—	657,000
MD Perrott	120,000	—	500,000	—	620,000
R Knight	100,000	—	—	—	100,000

Specified Executives
RR Mehan	—	—	100,000	(100,000)	—
AJ Schoer	—	—	63,000	(63,000)	—
GT Clifford	20,000	—	120,000	(120,000)	20,000
P Nolan	—	—	100,000	(67,000)	33,000
S Fujikawa	—	—	183,000	(183,000)	—

Total	3,397,000	—	3,316,000	(533,000)	6,180,000

All equity transactions with specified directors and specified executives other than those arising from the exercise of remuneration options have been entered into under terms and conditions no more favourable than those the entity would have adopted if dealing at arm’s length.

2004
$’000

NOTE 29:
EMPLOYEE ENTITLEMENTS

Provision for employee entitlements – current	608
Provision for employee entitlements – non current	176

[refer Notes1(i), 18 and 21]	784

The number of employees as at year end	78

Portman Limited Employee Option Plans

Portman Limited previously had two employee option plans in existence. The Employee Option Plan (EOP) and the Employee Share Option Plan (ESOP). All options issued under the Portman Limited Employee Option Plan (EOP) have been exercised, have expired or have been cancelled. The Portman Limited Employee Share Option Plan (ESOP) is the only plan now operating.

In addition, Portman has issued options called Directors Options that are not under, but are subject to the rules of, the ESOP and Non ESOP Options that are separate entirely from the ESOP.

Portman Limited Employee Share Option Plan (Unquoted Securities)

The Portman Limited Employee Share Option Plan (ESOP) was adopted by the shareholders of the Company on 8 April 1998 to effectively replace the EOP referred to above. The ESOP contains Company performance hurdles that must be achieved before options become exercisable.

Under the ESOP options to subscribe for fully paid ordinary shares of the Company may be issued to participants. Eligible employees (being employees, directors or consultants to any Portman Group Company), subject to invitation to participate by the Board of Directors of the Company, may participate in the ESOP.

Each ESOP option may convert to one fully paid ordinary share. The total number of shares granted under this ESOP, excluding any exercised, lapsed or cancelled options, must not exceed 5% of the then issued share capital of the Company on a fully diluted basis (notwithstanding that those shares may for any reason subsequently represent more than 5% of that capital).

Any ESOP option which has not been exercised before the fifth anniversary of its issue date automatically lapses.

The exercise price of each ESOP option will be not less than the weighted average of the last sale prices of the Company’s fully paid ordinary shares on the Australian Stock Exchange over the five trading days on which a sale was effected immediately preceding the day on which the Board resolves to issue the ESOP option.

The issue price of shares issued on the exercise of ESOP options is recognised as issued capital at the date of issue.

NOTE 29:
EMPLOYEE ENTITLEMENTS (CONTINUED)

Information with respect to options granted under the employee share option plan, non employee share option plan and director option plan is summarized below:

			2004
				Weighted
				average
			Number of	exercise
			options	price

Balance at beginning of year	29	(a)	10,124,931	1.31

- granted	29	(b)	—	—
- forfeited			—	—
- cancelled			(167,000)	1.03
- exercised	29	(c)	(4,962,498)	1.08

Balance at end of year	29	(d)	4,995,433	1.75

Exercisable at end of year			2,288,766	1.90

(a) Options held at the beginning of the reporting period

The following table summarises information about options held by employees as at 1 January 2004:

	Number of				Weighted
Plan Type	Options	Grant date	Vesting date	Expiry date	average
ESOP	50,000	13-Mar-00	13-Mar-01	13-Mar-05	0.700
ESOP	67,000	01-Mar-01	01-Mar-02	01-Mar-06	1.013
ESOP	654,335	02-Apr-01	02-Apr-02	02-Apr-06	1.153
ESOP	250,000	11-Feb-02	11-Feb-03	11-Feb-07	1.765
ESOP	945,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427
ESOP	250,000	21-Feb-03	21-Feb-04	21-Feb-08	1.031
ESOP	550,000	25-Jun-03	25-Jun-04	25-Jun-08	1.160
Non ESOP	58,596	29-Jan-01	29-Jan-02	29-Jan-06	1.290
Non ESOP	750,000	01-Oct-02	01-Oct-03	01-Oct-07	1.919
Non ESOP	1,500,000	29-Aug-03	29-Aug-04	29-Aug-08	1.031
Directors Options	1,750,000	10-May-00	10-May-01	10-May-05	0.984
Directors Options	800,000	24-May-01	24-May-02	24-May-06	0.924
Directors Options	1,500,000	24-May-01	24-May-02	24-May-06	1.227
Directors Options	1,000,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427

	10,124,931

NOTE 29:
EMPLOYEE ENTITLEMENTS (CONTINUED)

(b) Options granted during the reporting period

(i) No options were granted by Portman Limited to employees during 2004.

(c) Options exercised

(i) The following table summarises information about options exercised by eligible option holders during the year ended 31 December 2004:

					Weighted	Proceeds
	Number				average	from	Number of	Fair value of
Plan	of		Exercise &	Expiry	exercise	shares	shares	shares
Type	options	Grant date	issue date	date	price	issued	issued	issued
ESOP	293,667	02-Apr-01	23-Sep-04	02-Apr-06	1.153	338,598	293,667	2.08
ESOP	50,000	13-Mar-00	23-Sep-04	13-Mar-05	0.700	35,000	50,000	2.08
ESOP	33,000	25-Jun-03	23-Sep-04	25-Jun-08	1.160	38,280	33,000	2.08
ESOP	59,000	25-Jun-03	28-Oct-04	25-Jun-08	1.160	68,440	59,000	2.48
ESOP	37,000	25-Jun-03	03-Sep-04	25-Jun-08	1.160	42,920	37,000	1.83
ESOP	77,000	02-Apr-01	09-Sep-04	02-Apr-06	1.153	88,781	77,000	1.97
ESOP	83,000	29-Aug-03	31-Mar-04	29-Aug-08	1.031	85,573	83,000	1.53
ESOP	5,000	02-Apr-01	02-Dec-04	02-Apr-06	1.153	5,765	5,000	3.00
ESOP	100,000	19-Apr-02	02-Dec-04	19-Apr-07	2.427	242,700	100,000	3.00
ESOP	46,667	02-Apr-01	29-Jul-04	02-Apr-06	1.153	53,807	46,667	1.90
ESOP	67,000	02-Apr-01	12-Aug-04	02-Apr-06	1.153	77,251	67,000	1.94
ESOP	23,334	02-Apr-01	15-Apr-04	02-Apr-06	1.153	26,904	23,334	1.48
Directors Options	1,000,000	24-May-01	03-Sep-04	24-May-06	1.227	1,227,000	1,000,000	1.83
Directors Options	1,750,000	10-May-00	03-Sep-04	10-May-05	0.984	1,722,000	1,750,000	1.83
Directors Options	200,000	24-May-01	05-Aug-04	24-May-06	0.924	184,800	200,000	2.05
Directors Options	300,000	24-May-01	22-Jul-04	24-May-06	0.924	277,200	300,000	1.90
Directors Options	300,000	24-May-01	25-Mar-04	24-May-06	0.924	277,200	300,000	1.56
Non ESOP	500,000	29-Aug-03	03-Sep-04	29-Aug-08	1.031	515,500	500,000	1.83
Non ESOP	37,830	29-Jan-01	04-Nov-04	29-Jan-06	1.290	48,801	37,830	2.46

	4,962,498					5,356,520

Fair value of shares issued during the reporting period is estimated to be the market price of shares of Portman Limited on the ASX as at close of trading on their respective dates.

NOTE 29:
EMPLOYEE ENTITLEMENTS (CONTINUED)

(d) Options held as at the end of the reporting date

The following table summarises information about options held by eligible option holders as at 31 December 2004:

					Weighted
	Number of				average exercise
Plan Type	Options	Grant date	Vesting Date	Expiry date	price
ESOP	67,000	01-Mar-01	01-Mar-02	01-Mar-06	1.013
ESOP	141,667	02-Apr-01	02-Apr-02	02-Apr-06	1.153
ESOP	845,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427
ESOP	250,000	11-Feb-02	11-Feb-03	11-Feb-07	1.765
ESOP	421,000	25-Jun-03	25-Jun-04	25-Jun-08	1.160
Non ESOP	20,766	29-Jan-01	29-Jan-02	29-Jan-06	1.290
Non ESOP	750,000	01-Oct-02	01-Oct-03	01-Oct-07	1.919
Non ESOP	1,000,000	29-Aug-03	29-Aug-04	29-Aug-08	1.031
Directors Options	500,000	24-May-01	24-May-02	24-May-06	1.227
Directors Options	1,000,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427

	4,995,433

Superannuation Commitments

The employer contributes in accordance with the Government Superannuation Guarantee Legislation.

2004
$’000

NOTE 30:
COMMITMENTS FOR EXPENDITURE

Lease Commitments

Operating lease commitments contracted for at year end but not provided for in the financial statements

Not later than one year	412
Later than one year but not later than two years	412
Later than two years but not later than five years	1,615

2,439

Operating leases are entered into as a means of acquiring access to office premises. Rental payments are generally fixed with inflation escalation clauses on which contingent rentals are determined. Outgoings related to the occupation of premises are included in these commitments.

Finance Lease Commitments

Not later than one year	62
Later than one year but not later than two years	—
Later than two years but not later than five years	—

62
Less future finance charges	—

62

Finance leases are entered into as a means of funding the acquisition of some items of plant and equipment. Rental payments are fixed. Portman has guaranteed the performance of the finance lease.

Representing lease liabilities:
Current (refer note 16)	62
Non Current	—

62

Capital Commitments

Not later than one year	40,214
Later than one year but not later than two years	—
Later than two years but not later than five years	—

40,214

Operating Contract Commitments

1.	Commitments exist under long term take or pay agreements relating to the rail and port facilities which have been entered into by a controlled entity within the Company.

2.	Other commitments contracted for at year end but not provided for in the financial statements

Not later than one year	4,092
Later than 1 year but not later than 2 years	4,092
Later than 2 years but not later than 5 years	12,275
Later than 5 years	28,912

49,371

Mining Tenements

Annual expenditure commitments to maintain current rights of tenure to mining tenements	1,763

NOTE 31:
SEGMENT INFORMATION

Segment products and locations

The consolidated entity’s operating companies are organised and managed separately according to the nature of the products and services they provide, with each segment offering different products and serving different markets.

The Iron Ore segment produces and sells iron ore products to the world steel making industry. The Silicon segment was sold during 2003. The Corporate & Net Interest segment includes revenues and expenses associated with the investment portfolio that is managed by the Company and other revenues and expenses associated with general head office activities.

Geographically, the group operates only in Australia.

Segment accounting policies

The group generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties at current market prices. Revenues are attributed to geographic areas based on the location of the assets producing the revenues. Segment accounting policies are the same as the consolidated entity’s policies described in Note 1. During the financial year, there were no changes in segment accounting policies that had a material effect on the segment information.

NOTE 31:
SEGMENT INFORMATION (CONTINUED):

	2004
			Corporate
			& Net
	Iron Ore	Silicon	Interest	Consolidated
	$’000	$’000	$’000	$’000

Revenue
Sales to customers outside the consolidated entity	195,435	—	—	195,435
Other revenues from customers outside the consolidated entity	886	—	2,602	3,488

Total Segment Revenue	196,321	—	2,602	198,923

Result

Segment result	51,790	—	(5,834)	45,956

Consolidated entity profit from ordinary activities before income tax expense	51,790	—	(5,834)	45,956

Income tax expense				(13,203)

Consolidated entity profit from ordinary activities after income tax expense before Outside Equity Interest				32,753

NOTE 31:
SEGMENT INFORMATION (CONTINUED):

	2004
			Corporate
			& Net
	Iron Ore	Silicon	Interest	Consolidated
	$’000	$’000	$’000	$’000

Assets
Segment assets	224,053	—	18,015	242,068

Total assets	224,053	—	18,015	242,068

Liabilities
Segment liabilities	56,702	—	16,339	73,041

Total liabilities	56,702	—	16,339	73,041

Other segment information
Acquisition of PPE, intangible assets & other non current assets	38,071	—	47	38,118
Depreciation	2,605	—	117	2,722
Amortisation	6,746	—	—	6,746

NOTE 32:
CONTINGENT LIABILITIES

Contingent liabilities not otherwise provided for in these financial statements are:

1.	Portman has guaranteed the lease liabilities of a controlled entity under an operating lease for premises to a maximum of $504,620. Portman believes the likelihood of a claim being made is remote and hence has not provided for it in its accounts.

2.	Portman has guaranteed the performance of a controlled entity under a hire purchase arrangement with Commonwealth Bank Finance Corporation. Portman believes the likelihood of a claim being made is remote and hence has not provided for it in its accounts.

3.	Portman has guaranteed the performance of a controlled entity under a long term contract with the Esperance Port Authority for the provision of port services related to the exporting of iron ore. Portman believes the likelihood of a claim being made is remote and hence has not provided for it in its accounts.

4.	Portman has contingent liabilities in respect of termination benefits which may arise pursuant to service agreements entered into with executives and employees who take part in the management of the Company. The maximum amount of the contingent liability is dependent upon the circumstances in which the employment is terminated. Subsequent to year end three employees were made redundant. Under the service agreements a total of $1.472M was paid out.

5.	Portman has guaranteed the performance of a controlled entity’s obligations under a Farm in Agreement in respect of a petroleum lease. Portman believes the likelihood of a claim being made is remote and hence has not provided for it in its accounts.

6.	Controlled entities within the Company have guaranteed the performance of a third party’s obligations to BHP Minerals Limited in respect of mining leases on which the Cockatoo Island Joint Venture carries out mining operations. Portman believes the likelihood of a claim being made is remote and hence has not provided for it in its accounts.

7.	In the Sale and Purchase Agreement, for the sale of the Burton Coal Project, dated 15 September 1999 between RAG Australia Coal Pty Ltd, RAG International Mining GmbH, Portman Limited and Pelsoil Limited, various warranties, indemnities and guarantees were given to RAG by Portman or Pelsoil. No claims in respect to warranties, indemnities or guarantees have been or are expected to be received by Portman or Pelsoil.

8.	A claim of $491,562 has been made against Portman by a former employee in respect of the cancellation of employee share options which has now been settled. In addition a new claim has been raised by another former employee which is currently under review.

NOTE 32:
CONTINGENT LIABILITIES

9.	Native Title claims exist over the land that the Koolyanobbing Project and Cockatoo Island Joint Venture occupy. Under the Native Title Act the Project and Joint Venture are however protected for all current and future mining operations on existing mining leases. Applications for new mining leases may require agreement with any Native Title applicant regarding compensation before the mining lease would be granted by the Government.

10.	A Section 10 heritage protection application is under consideration by the Federal Minister. This is by a group related to parties who have previously sought to prevent new mine development. None of these particular applicants have demonstrated cultural connection to the area or specific knowledge relating to any sites requiring protection. Following detailed reporting, two previous Section 10 protection applications were rejected by the Federal Minister. Portman considers the potential for the remaining application to cause disruption to operations to be very low.

NOTE 33:
FINANCING ARRANGEMENTS

The following lines of credit with financial institutions were available at the year end:

2004
$’000

Total Credit Facilities
Multi - option facility	40,000

Drawn Down Portions
Multi - option facility - bank guarantees	(8,926)

Net Unused Credit Facilities

Multi - option facility	31,074

The unused facilities at year end are available for any use within the Company. The $40,000,000 Multi-option facility is subject to annual review. The Multi-option facility is secured by a first ranking fixed and floating charge over all the assets and undertakings of the group, granted by Portman and all wholly owned entities.

During the year the Company secured long term funding from concluded long term sales agreements to assist with the funding of the 8Mpta expansion of the Koolyanobbing operation. As at 31 December 2004 USD 7,700,000 had been secured, due to be advanced in full by 31 March 2005.

NOTE 34:
FINANCIAL INSTRUMENTS

(a) Objectives for Holding Derivative Financial Instruments

The Economic Entity uses derivative financial instruments to manage specifically identified foreign currency exposures. The Economic Entity is primarily exposed to the risk of adverse movements in the Australian dollar compared to the United States dollar. The primary objective of using derivative financial instruments is to reduce the volatility of earnings attributable to changes in AUD/USD, and to protect against undue adverse movements in these rates. The purposes for which specific derivative instruments are used are as follows:

Foreign currency options (uncommitted) and forward exchange contracts (committed) are purchased to hedge the Australian dollar value of US dollar receipts arising from both completed and forecasted export sales. Foreign currency hedging can commit the Economic Entity to sell US dollars at an agreed rate of exchange. All foreign currency options and forward exchange contracts are denominated in US dollars and contracted against Australian dollars. The Company hedges a portion of its anticipated future sales for periods up to three years (rolling monthly) from the end of the financial year. The Board of Directors has set the following guidelines for the portion of forecasted export sales that can be hedged:

		Aggregate Committed
	Committed Hedging	and Uncommitted Hedging
	Max	Band
0–12 months	90%	50% - 90%
13–24 months	30%	25% - 75%
25–36 months	15%	15% - 50%

All proposals for additional foreign exchange hedging outside the parameters stated above must be submitted to the Treasury Policy Committee, comprising an external independent advisor and five other committee members and then approved by the Portman Board of Directors.

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

(b) Interest Rate

Interest rate risk for the Company, together with effective interest rates as at 31 December 2004.

	Fixed interest rate maturing in
	Floating		Over	More	Non-
	interest	1 year	1 to 5	than 5	interest		Average
	rate	or less	years	years	bearing	Total	interest rate
	$’000	$’000	$’000	$’000	$’000	$’000	floating	fixed

Financial assets
Cash	3,855	—	—	—	—	3,855	4.25%	—
Bills receivable/Bank bills	—	13,898	—	—	—	13,898	—	5.65%
Trade debtors	—	—	—	—	11,415	11,415	—	—
Other receivables	—	—	—	—	9,099	9,099	—	—
Hedge contract receivables	—	—	—	—	31,582	31,582	—	—

	3,855	13,898	—	—	52,096	69,849	—	—

Financial liabilities
Trade creditors	—	—	—	—	21,881	21,881	—	—
Equipment HP	—	62	—	—	—	62	—	6.25%
Hedge contract payable	—	—	—	—	169	169	—	—

	—	62	—	—	22,050	22,112

(c) Foreign Exchange

The following table summarises by currency the Australian dollar value of forward foreign exchange agreements and foreign currency options. Foreign currency amounts are translated at rates current at the reporting date. The ‘buy’ amounts represent the Australian dollar equivalent of commitments to purchase foreign currencies, and the ‘sell’ amount represents the Australian dollar equivalent of commitments to sell foreign currencies. Contracts, options, collars and convertible collars to sell foreign currency are entered into from time to time to offset sale obligations so as to maintain a properly hedged position.

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

US$ denominated	Average	2004
Forward Foreign	exchange rate	Buy	Sell
Exchange Agreements	2004	$’000	$’000

Within one year	0.6654	—	157,207
One to three years	0.6550	—	41,223

Total		—	198,430

US$ denominated	Average	2004
Foreign Currency	exchange rate	Buy	Sell
Options	2004	$’000	$’000

Within one year	—	—	—
One to two years	—	—	—

Total		—	—

US$ denominated	Average	2004
Foreign Currency	exchange rate	Buy	Sell
Collars	2004	$’000	$’000

Within one year (1)	0.6950	—	7,194
One to three years (2)	0.6875	—	7,273

Total		—	14,467

US$ denominated	Average	2004
Foreign Currency	exchange rate	Buy	Sell
Convertible Collars	2004	$’000	$’000

Within one year	—	—	—
One to three years (3)	0.7810	—	62,740

Total		—	62,740

Notes:

(1) Collar range 0.6950 to 0.6500. Sell rate shown above is based on the cap rate.

(2) Collar range 0.6875 to 0.6400. Sell rate shown above is based on the cap rate.

(3) Convertible Collar range 0.7900 to 0.7396. Sell rate shown above is the year end spot rate which is within the collar range. The collars have a knockout on the floor ranging from 0.8450 to 0.8500

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

The Company is exposed to currency exchange rate risk through primary financial assets and forecast transactions reduced through derivative financial instruments such as forward exchange contracts, currency options, collars and convertible collars. The following table summarises by currency, in Australian dollars, the foreign exchange risk in respect of recognised financial assets and derivatives entered to hedge forecast transactions. Those financial assets and liabilities in which all amounts are denominated in Australian dollars are not included in these tables.

		United
	Australian	States
	dollars	dollars	Total
	2004	2004	2004
	A$’000	A$’000	A$’000

Financial assets
Trade debtors	—	11,415	11,415

Anticipated future transactions
Forward exchange contracts	198,430	(198,430)	—
Foreign exchange options	—	—	—
Foreign exchange collars	14,467	(14,467)	—
Foreign exchange convertible collars	62,740	(62,740)	—

(d) Credit Risk Exposures

The credit risk amounts do not take into account the value of any collateral or security. Receivables due from major counter-parties are not normally secured by collateral, however most sales are covered by letters of credit. In addition the group policy requires that counter-parties meet certain high levels of credit worthiness and the credit worthiness of counter-parties is regularly monitored. The amounts of credit risk shown, therefore, do not reflect expected losses.

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

(e) Net Fair Value Of Financial Assets And Liabilities

The carrying amounts and estimated net fair values of financial assets and financial liabilities (including derivatives) held at balance date are given below.

Short term instruments where carrying amounts approximate net fair values, are omitted. The net fair value of a financial asset or a financial liability is the amount at which the asset could be exchanged, or liability settled in a current transaction between willing parties after allowing for transaction costs.

Economic Entity	2004
	Carrying	Net Fair
	amount	value
	$ 000	$ 000

Financial assets:
Receivables — non current	1,596	1,596
Financial liabilities:
Borrowings – current	62	62

Derivatives:
Foreign exchange contracts	29,919	25,389
Foreign exchange collars	1,663	1,351
Foreign exchange convertible collars	(169)	(472)

The carrying amounts shown in the table are included in the Statement of Financial Position under the indicated captions.

The following methods and assumptions were used to estimate the net fair value of each class of financial instrument:

1.	Interest Bearing Liabilities – non current

The net fair value of the non current interest bearing liabilities is estimated by discounting expected cash flows at the interest rates currently offered to the Company for debt of the same remaining maturities and security plus costs expected to be incurred were the liability settled.

2.	Foreign Exchange Contracts and Options

The net fair value of forward foreign exchange contracts, options, collars and convertible collars is determined by reference to amounts quoted by the Company’s banks.

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

(f) Hedges of Anticipated Future Transactions

The following table summarises deferred realised and unrealised gains and losses on derivative financial instruments entered as hedges of future anticipated purchases and sales, showing the periods in which they are expected to be recognised as income or expense. Deferred gains and losses are recognised as a component of the purchase or sale transaction when it occurs, or as other gains or losses when a hedged transaction is no longer expected to occur. These deferred gains and losses are calculated as the mark to market position as at 31 December 2004. The unrealised gains and losses from a mark to market calculation are different to the unrealised gains and losses recorded in the Statement of Financial Position, which have been measured on a mark to spot basis in accordance with Accounting Standard AASB 1012 “Foreign Currency Translation”.

	2004
	Gains	Losses
	$000	$000

Within one year	21,225	—
One to three years	5,515	472

Total gains and losses on anticipated future hedge transactions	26,740	472
Less amounts recorded in the financial accounts	—	—

Deferred gains and losses on anticipated future hedge transactions	26,740	472

It should be noted that unrealised gains or losses for foreign exchange derivative instruments reflect changes in the underlying foreign exchange rates since the contracts were undertaken.

NOTE 35:
NOTES TO THE STATEMENT OF CASH FLOWS

(a)	Reconciliation Of Net Profit After Income Tax To The Net Cash Flows From Operating Activities

2004
$’000

Net profit after income tax	32,753
Amortisation & depreciation	9,468
Loss/(Profit) on sale of plant & equipment	2
Loss/(Profit) on sale of listed investment	93
Provision for rehabilitation	881
Write down of inventory to net realisable value	4,794
Movements in operating assets and liabilities
(Increase)/decrease in inventories	(14,393)
(Increase)/decrease in trade debtors	(7,279)
(Increase)/decrease in other debtors and prepayments	(5,048)
(Increase)/decrease in other current assets	(543)
(Increase)/decrease in deferred tax assets	730
(Increase)/decrease in non current receivables	105
(Increase)/decrease in other non current assets	(2,888)
Increase/(decrease) in deferred foreign exchange	(1,836)
Increase/(decrease) in provision for tax payments	1,360
Increase/(decrease) in deferred tax liabilities	4,129
Increase/(decrease) in other provisions	(119)
Increase/(decrease) in trade payables	4,242

Net Cash Flows From Operating Activities	26,451

NOTE 36:

RELATED PARTY INFORMATION

Directors

The names of persons who were directors of Portman Limited during the year:

George F Jones
Barry J Eldridge
Fiona E Harris
Richard Knight
Malcolm H Macpherson
Michael D Perrott

Details Of Share And Option Dealings With Directors And Their Director Related Entities

Details of share and option dealings with Directors and their Director related entities is disclosed in Note 28.

The Wholly Owned Group

The wholly owned group consists of Portman Limited and its controlled entities as set out in Note 11.

Transactions between Portman Limited and related parties in the wholly owned group during the year ended 31 December 2004 consisted of:

(a) Loan advances by Portman Limited;
(b) Loans repaid to Portman Limited;
(c) The payment of management fees by controlled entities;
(d) Transfer of tax related balances;
(e) Dividends from controlled entities; and
(f) Guarantees by Portman Limited on behalf of controlled entities.

The above transactions were made on normal commercial terms and conditions, except that there are no fixed terms for the repayment of loans advanced by Portman Limited.

NOTE 36:
RELATED PARTY INFORMATION (CONTINUED)

2004
$’000

Aggregate amounts receivable from and payable to, related parties in the wholly owned group at the year end were as follows:

Non current receivables	—

Loans to and receivables from related entities are on an unsecured basis, non interest bearing and with no fixed terms for repayment.

Director Related Entity Transactions

Services

The company retains Oakvale Capital Limited to provide treasury services including foreign exchange and cash investment policy setting, product pricing and transactional assistance. The provision of these services is on normal commercial terms. The total amount spent in 2004 on these services was $72,223.

Mr George F Jones is a 10% shareholder in Oakvale Capital Limited.

Transactions with Other Related Parties

There were no other transactions with related parties.

NOTE 37:
SUBSEQUENT EVENTS

On March 31, 2005, Cliffs acquired approximately 68 percent of the outstanding shares of Portman. Through the close of the cash takeover offer on April 19, 2005, Cliffs acquired an additional 12 percent, increasing its ownership to approximately 80 percent of the outstanding shares of Portman. The consideration for each Portman share was $3.85 in cash.

On 31 January 2005 mining contractor Henry Walker Eltin Group Ltd (HWE) went into voluntary administration. Portman utilises the services of HWE for contract mining at its Koolyanobbing and Cockatoo Island Iron Ore projects. The Cockatoo Island Iron Ore project is an unincorporated joint venture between HWE and Portman. At the date of signing the financial statements Portman has not experienced any adverse impacts as a result of an administrator being appointed to HWE.

There has not been any other matter or circumstance that has arisen since the year-end that has affected or may significantly affect the operations of the Company, the results of those operations or the state of affairs of the Company in subsequent periods.

NOTE 38: GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA (U.S. GAAP)

The consolidated financial statements of Portman are prepared under generally accepted accounting principles in Australia (Australian GAAP), which differ in certain respects from U.S. GAAP. The following is a summary of the adjustments to Portman’s net profit, shareholders’ equity, cash flows and earnings per share which would be required had the financial statements been prepared in accordance with U.S. GAAP for the year ended 31 December 2004:

(i) Reconciliation of Net Profit

	Year ended
	31 December
	2004
	A$ 000	Ref
Net Profit for the financial year as stated under Australian GAAP	32,753

Adjustments to conform to U.S. GAAP before tax
Rehabilitation	(929)	a
Hedging	(6,008)	b
Exploration & Evaluation	(2,480)	c
Inventory	4,220	d
Share option expense	(580)	e
Business combination - Angang	175	f
Finance Lease	(617)	g
Depreciation/Amortisation	(958)	h

Subtotal adjustments	(7,177)

Tax effect of adjustments to conform to U.S. GAAP	2,031

Net Profit as stated under U.S. GAAP	27,607

(ii) Reconciliation of shareholders’ equity

	Year ended
	31 December
	2004
	A$ 000	Ref
Total equity as stated under Australian GAAP	169,027

Adjustments to conform to U.S. GAAP
Rehabilitation	(1,354)	a
Hedging	27,214	b
Exploration & Evaluation	(22,463)	c
Inventory	927	d
Business combination - Angang	(2,455)	f
Finance Lease	(2,517)	g
Tax effect of business combination - Angang	(958)	h
Tax effect of adjustments to conform to U.S. GAAP	(255)

Subtotal adjustments	(1,861)

Total equity as stated under U.S. GAAP	167,166

(iii) Consolidated statement of cash flows

Year ended
31 December
2004
A$ 000
Cash Flows from Operating Activities	22,279

Cash Flows from Investing Activities	(32,771)

Cash Flows from Financing Activities	(15,967)

Net Decrease in Cash and Cash Equivalents	(26,459)

Cash and Cash Equivalents at the Beginning of the Year	44,212

Cash and Cash Equivalents at the End of the Year	17,753

(iv) Earnings per Share

Year ended
31 December
2004
Cents
Basic earnings per share under Australian GAAP	18.87

Adjustments to conform to U.S. GAAP	(2.97)

Basic earnings per share under U.S. GAAP	15.90

Diluted earnings per share under Australian GAAP	18.77

Adjustments to conform to U.S. GAAP	(2.94)

Diluted earnings per share under U.S. GAAP	15.83

Material Adjustment Comments for Net Profit (i) and Shareholders Equity (ii)

(a) Rehabilitation

Under Australian GAAP, costs of rehabilitation work are provided for and treated as production costs. Costs are recognized prospectively over the life of mine based on production. The provision is to be applied against all rehabilitation costs, including reclamation, infrastructure removal and waste treatment.

Under U.S. GAAP, the costs of dismantling and removing an asset and restoring the site on which it is located is to be included as an element of asset cost with a corresponding provision being recorded. The asset and liability are initially recorded at their discounted value. The asset is then depreciated over its useful life and the provision is increased by the time value of money (accretion) up until the time of closure.

As a result of applying U.S. GAAP an adjustment to equity and net profit resulted.

(b) Hedging

Under Australian GAAP, unrealized foreign exchange gains and losses for specific hedges are deferred and recognized in the Statement of Financial Position for hedges that are effective and are expensed in the Statement of Financial Performance for hedges that are ineffective. The unrealized gain or loss is calculated with reference to the exchange rate ruling at the respective balance date.

Under U.S. GAAP, none of the derivatives qualify for hedge accounting and are therefore marked to market through the income statement.

As a result of applying U.S. GAAP, Portman has recorded its derivatives at fair value as opposed to the spot rate ruling at balance date. Given no hedge documentation existed at the inception of the hedge relationship, no hedges qualified for hedge accounting for U.S GAAP. Accordingly all hedges outstanding at period end have been marked to market and recorded in the Statement of Financial Performance.

(c) Exploration & Evaluation

Under Australian GAAP, costs incurred during exploration and evaluation related to an area of interest are accumulated. These costs are carried forward provided they are expected to be recouped through successful development, or by sale, or where exploration activities have not at balance date reached a stage to allow a reasonable assessment regarding the existence of economically recoverable reserves. If a decision is made to exploit the reserves and develop the area of interest, the costs are carried forward and amortized over the life of the area of interest.

Under U.S. GAAP exploration costs are expensed as incurred.

Evaluation costs consist of obtaining all necessary regulatory approvals, further resource definition and feasibility studies.

Under U.S. GAAP Portman is required to expense evaluation costs as incurred up until all final regulatory approvals have been granted. Evaluation costs incurred subsequent to this date are capitalised and amortised over the life of the area of interest.

As a result of applying U.S. GAAP the carrying amount of exploration costs and applicable evaluation costs have been written-off.

(d) Inventory

Under Australian GAAP a write back of previously written down inventory is permitted provided the inventory passes the lower of cost and net realisable value test.

Under U.S. GAAP inventory which has been written down cannot be subsequently written back.

As a result of applying U.S. GAAP inventory which had been previously written back under Australian GAAP has been excluded for the purposes of calculating inventory values under U.S. GAAP.

(e) Share option expense

Portman has employee share option plans in place. Under U.S. GAAP share option plans are expensed using a fair value model. There is no equivalent standard under Australian GAAP and hence no expense has been recognised in the Statement of Financial Performance for Australian GAAP.

(f) Business Combination - Angang

Under Australian GAAP the excess of the consideration over the fair value of the assets acquired was allocated in part to certain exploration assets already owned by the Company. Under U.S. GAAP the excess of the consideration over the fair value of the assets acquired was allocated to goodwill. In accordance with U.S. GAAP the asset values are recorded gross of tax expense regardless of the manner in which the acquisition was structured for tax purposes. In addition under U.S. GAAP a deferred tax liability is recognised for the difference between the book basis and tax basis of the assets acquired. Under Australian GAAP as the excess was non-deductible no deferred tax liability was recognised.

(g) Finance Lease

Portman has a long term contract with the Esperance Port Authority for the provision of services by the Port for the management of stockpiles and loading of vessels. In addition, the port built certain infrastructure facilities for the specific use of Portman and charges Portman for this capital cost plus an applicable interest charge over the life of the contract.

Under U.S. GAAP the infrastructure facilities built by the Esperance Port Authority for Portman are considered to be a finance lease and hence has been accounted for accordingly. Australian GAAP contains no specific guidance on the treatment of service contracts such as the Esperance Port Authority and thus a finance lease was not recognised for the port assets. Instead the payments were expensed as incurred. The Australian GAAP accounts include note disclosure (Note 30) of the commitments under the Port Contract, which include commitments for the payment of the specific port assets.

(h) Depreciation & Amortisation

Under U.S. GAAP when a change in ore reserves is determined the depreciation and amortisation of assets on a production output basis is changed from that point forward. Under Australian GAAP the depreciation and amortisation can be changed from the beginning of the reporting period.

During the year Portman determined an increase in its ore reserves. As a result of applying U.S. GAAP the amount of depreciation and amortisation of assets on a production output basis has increased.

Adjustments to Consolidated Cash Flow (iii)

The principal differences between the Statement of Cash Flows prepared under Australian GAAP and the objectives and principles set out in Statement of Financial Accounting Standards (“SFAS”) No. 95 “Statement of Cash Flows”, relate to the treatment of exploration costs. Exploration costs, capitalized and presented as a cash flow from investing activities in Portman’s Statement of Cash Flows, have been reclassified as a cash flow from operating activities in accordance with U.S. GAAP.

Adjustments to Diluted Earnings Per Share (iv)

The principal difference between the Diluted Earnings Per Share amount prepared under Australian GAAP and U.S. GAAP relates to the inclusion of unrecognized compensation expense in the proceeds from issue of shares.

Report of Independent Auditors

The Board of Directors and Shareholders of Portman Limited

We have audited the accompanying consolidated statement of financial position of Portman Limited as of December 31, 2004 and the related consolidated statement of financial performance, changes in contributed equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Portman Limited at December 31, 2004 and the consolidated results of its operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in Australia, which differ in certain respects from accounting principles generally accepted in the United States of America (see note 38 to the consolidated financial statements).

Ernst & Young
Perth, Australia
July 20, 2005